 EXHIBIT 23.1b

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 14, 2013, with respect to the consolidated financial statements included in the Annual Report of Superior Uniform Group, Inc. on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statement of Superior Uniform Group, Inc. on Forms S-8 (File No. 333-105906, effective June 6, 2003, and File No. 333-188944, effective May 30, 2013).

/s/ GRANT THORNTON LLP

Tampa, Florida

February 28, 2014